BYLAWS

  OF FIRST AMERICAN CAPITAL CORPORATION



  ARTICLE I

  OFFICES AND RECORDS


  I.1 Registered Office and Resident Agent. The location of the registered office and the name of the resident agent of First American Capital Corporation, a Kansas corporation (the "Corporation") in the State of Kansas shall be as stated in the Articles of Incorporation of the Corporation (the "Articles") or as shall be determined from time to time by resolution of the Board of Directors of the Corporation (the "Board") and on file in the appropriate public offices of the State of Kansas as provided by law.

         I.2 Other Corporate Offices. The Corporation may conduct its business, carry on its operations, have other offices and exercise its powers within or outside of the State of Kansas as the Board may designate or the business of the Corporation may require.

         I.3 Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside of the State of Kansas, at such place or places as the Board may from time to time determine. Except as otherwise provided by law, the Board shall determine whether, to what extent, and the conditions upon which the books, accounts and records of the Corporation shall be open to the inspection of the stockholders of the Corporation.


  ARTICLE II

  STOCKHOLDERS

         II.1 Place of Meetings. All meetings of the stockholders shall be held at the offices of the Corporation in the City of Topeka, State of Kansas, or at such other place either within or without the State of Kansas as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         II.2 Annual Meetings. An annual meeting of the stockholders shall be held on the first Monday in June of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At the annual meeting, the stockholders shall elect directors and may also transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

         II.3 Special Meetings. Special meetings of the stockholders may be held for any purpose(s), unless otherwise prohibited by law or by the Articles. A special meeting may be called by the Board, by the Chairman of the Board or by the President, and shall be called by any officer directed to do so by the Board or requested to do so in writing by a majority of the Board. Any such written request shall state the purpose(s) of the proposed meeting. The business transacted at the special meeting shall be confined to the purpose(s) stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote thereon. The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

         II.4 Action Without a Meeting. Unless otherwise provided in the Articles, any action required to be taken or any action which may be taken at any annual or special meeting of the stockhold- ers, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares of stock entitled to vote thereon. Any such writing or writings shall be filed with the minutes of proceedings of the stockholders.

         II.5 Notice. Written notice of each meeting of the stockholders, whether annual or special, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose(s) thereof, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation.

         II.6 Waiver of Notice. Whenever any notice is required to be given to any stockholder under any law, the Articles or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Articles or these Bylaws.

         II.7 Quorum. The holders of a majority of the shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum (a "Quorum") at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, the Articles or these Bylaws.

         If a Quorum is not present at a meeting of the stockholders, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have the power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than an announcement at the meeting at which such adjournment is taken, until a Quorum shall be present. At such adjourned meeting at which a Quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the subsequent session of the adjourned meeting, a notice of the subsequent session of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         II.8 Proxies. Each stockholder entitled to a vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by written proxy signed by such stockholder, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         II.9 Voting.

              (a) One Vote Per Share. Unless otherwise provided in the Articles, each stockholder shall be entitled to one vote for each share of stock held and registered in such stockholder's name on the books of the Corporation.

              (b) Voting Otherwise Than by Written Ballot. At all meetings of stockholders, the voting may be otherwise than by written ballot, except that any stockholder entitled to vote may request a vote by written ballot on any matter, in which event such vote shall be taken by written ballot.

             (c) Shareholder Action. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares of stock of the Corporation who are present in person or represented by proxy at a meeting at which a Quorum is present and who are entitled to vote on the subject matter shall be the valid corporate act of the stockholders, except in those specific instances in which a larger vote is required by law, the Articles or these Bylaws.

              (d) Voting for Directors. Directors shall be elected by a plurality of the votes of the stockholders present in person or by proxy at a meeting at which a Quorum is present and entitled to vote on the election of directors. Voting for directors shall be by written ballot. No cumulative voting shall be permitted in the election of directors.


         II.10 Stock Ledger; Voting Rights of Fiduciaries, Pledgors and Joint Owners of Stock.

              (a) Corporate Shares. No person shall be permitted to vote on any shares belonging or hypothecated to the Corporation.

              (b) Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.11 of these Bylaws or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders. Only stockholders whose names are registered in the stock ledger shall be entitled to be treated by the Corporation as the holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Kansas.

              (c) Voting Rights of Fiduciaries and Pledgors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon.

              (d) Voting Rights of Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, or as otherwise provided by the laws of the State of Kansas, their acts with respect to voting shall have the following effect: (i) if only one votes, the act binds all; (ii) if more than one vote, the act of the majority so voting binds all; (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest rather than in number.

         II.11 Stockholders' Lists. The Secretary or an Assistant Secretary, who shall have charge of the stock ledger of the Corporation, shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         II.12 Voting by Class. Where a separate vote by a class or classes of stockholders is required, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the holders of a majority of shares of such class or classes who are present in person or represented by proxy at the meeting shall be the act of such class.


  ARTICLE III

  BOARD OF DIRECTORS

         III.1 Number, Qualification; Term. The number of directors to constitute the Board shall be no more than fifteen (15) and no less than three
(3). The exact number of directors shall be fixed from time to time, within the limits specified, by resolution of the Board or the Stockholders. Directors need not be stockholders. Each director shall hold office until a succes- sor is elected and qualified or until such director's earlier resignation or removal.

         III.2 Powers of the Board. The business and affairs of the Corporation shall be managed by and under the direction of the Board. In addition to the powers and authorities by these Bylaws and the Articles expressly conferred upon it, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things, as are not by statute or by the Articles or by these Bylaws directed or required to be exercised or done by the stockholders.

         III.3 Acceptance of Director. Each director, upon election, shall qualify by accepting the office of director, and such director's attendance at, or written approval of the minutes of, any meeting of the Board subsequent to the director's election shall constitute acceptance of such office by such director; or the director may accept the office of director by executing a separate written acceptance, which shall be placed in the minute book.

         III.4 Meetings; Notice. Except as otherwise provided below, the Board may hold its meetings within or outside the State of Kansas.

              (a) Annual Meeting. The first meeting of each newly elected Board shall be held (i) immediately following and at the same place as the annual meeting of the stockholders at which such Board was elected, and no notice of such meeting shall be necessary, provided a quorum is present, (ii) at such time and place as consented to in writing by all of the newly elected directors, or (iii) upon notice of such meeting as provided for in Section 3.4(c) hereof, except that such notice need not state the purpose(s) of the meeting.

              (b) Regular Meetings. Regular meetings of the Board may be held without notice at such times and places as adopted by written consent of all directors. Any business may be transacted at any regular meeting.

              (c) Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or a majority of the authorized directors. Special meetings shall be held at the place, day and hour specified in the written notice of the meeting which notice shall also state the purpose(s) thereof. Such notice shall be mailed to each director at the director's residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director by confirmed facsimile transmission, or delivered personally to the director, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If given by facsimile transmission, such notice shall be deemed to be delivered when received. The notice may be given by any person having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

              (d) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Articles or these Bylaws, a written waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless so required by the Articles or these Bylaws.

              (e) Meetings by Conference Telephone or Similar Communica- tions Equipment. Unless otherwise restricted by the Articles or these Bylaws, the directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and partici- pation in a meeting in such manner shall constitute presence in person at such meeting.

              (f) Action Without a Meeting. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all directors consent thereto in writing. Any such writing shall be filed with the minutes of proceedings of the Board.

         III.5 Quorum; Voting Requirements. Unless a greater number is required by the Articles or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the valid corporate act of the Board.

         III.6 Vacancies and Newly Created Directorships. Unless otherwise provided in the Articles or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of directors by the stock- holders at which such director's successor is duly elected and qualified, or until such director's earlier resignation or removal. If, at any time, by reason of death, resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles or these Bylaws, or as otherwise provided by law for such election.

         III.7     Committees.

              (a) Designation. The Board may designate, by resolution passed by a majority of the whole Board, one or more committees of the Board. Each committee shall consist of one or more designated directors.

              (b) Absence; Disqualification. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

              (c) Powers; Limitation. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board with respect to (i) amending the Articles, (ii) adopting an agreement of merger or consolidation,
(iii) recommending to the stock- holders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amending the Bylaws; and, unless the resolution, these Bylaws or the Articles expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.

              (d) Recordkeeping. All committees so appointed shall, unless otherwise provided by the Board, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board at its next meeting. The Secretary or an Assistant Secretary of the Corporation may act as Secretary of the committee if the committee or the Board so requests.

              (e) Meetings By Conference Telephone or Similar Communica- tions Equipment. Unless otherwise restricted by the Articles or these Bylaws, members of any committee designated by the Board may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

              (f) Committee Action Without a Meeting. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of such committee consent thereto in writing. Any such writing shall be filed with the minutes of proceedings of such committee.

         III.8 Compensation. Unless otherwise restricted by the Articles or these Bylaws, the Board shall have the authority to fix the compensation of directors for serving as directors of the Corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiv- ing compensation therefor. Members of committees may be allowed similar compensation for attending committee meetings.

         III.9 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation if no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         III.10 Reliance on Records. A director, or a member of any committee designated by the Board, shall be fully protected in the performance of such director's or committee member's duties in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person as to matters such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corpora- tion.

         III.11 Removal of Directors. The stockholders shall have the power, by a vote of the holders of a majority of the shares then entitled to vote, to remove any director or directors from office with or without cause.


  ARTICLE IV

  OFFICERS

         IV.1 Designations.

              (a) The Corporation shall have a President and a Secretary and may also have the following officers: a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, each with such duties as are stated in this Article IV or by resolution of the Board which is not inconsistent with these Bylaws. The Board shall elect a President and a Secretary at its annual meeting. The Board then, or from time to time, may elect one or more of the other officers as it may deem advisable, and may further identify or describe the duties of any one or more of the officers of the Corporation.

              (b) Officers of the Corporation need not be members of the Board. Any number of offices may be held by the same person.

              (c) An officer shall be deemed qualified when the officer enters upon the duties of the office to which the officer has been elected or appointed and furnishes any bond required by the Board; but the Board may also require a written acceptance and promise faithfully to discharge the duties of such office.

              (d) A failure to elect the Corporation's officers in accordance with these Bylaws shall not dissolve or otherwise affect the Corporation.

         IV.2 Term of Office. Each officer shall hold office at the pleasure of the Board or for such other period as the Board may specify at the time of such officer's election or appointment, or until the death, resignation or removal of such officer, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding his or her election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such officer's election or appointment.

         IV.3 Other Agents. The Board from time to time may also appoint such other agents for the Corporation as the Board shall deem necessary or advisable. Each such agent shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by these Bylaws or the Board to make such determinations.

         IV.4 Removal. Any officer or agent elected or appointed by the Board may be removed or discharged by the Board whenever in the Board's judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

         IV.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board or the President, or may be delegated to a committee. Salaries and compensation of all other officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board, but until action is taken with respect thereto by the Board, the same may be fixed, increased or decreased by the President or such other officer or officers as may be empowered by the Board to do so.

         IV.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the juris- diction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other professionals and experts.

         IV.7 Chairman of the Board. If a Chairman of the Board is elected, the Chairman of the Board shall preside at all meetings of the stockholders and directors at which he or she may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or another officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under Section 4.8 of these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

         IV.8 President.

              (a) Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and the President shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there is no Chairman of the Board, shall preside at all meetings of the stockholders and directors.

              (b) The President may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments and documents for and in the name of the Corporation.

              (c) Unless the Board otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations or other entities in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by the Corporation.

              (d) The President shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

              (e) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

              (f) If a Chairman of the Board is elected or appointed and designated as the chief executive officer of the Corporation, as provided in
Section 4.7 of these Bylaws, the President shall perform such duties as may be specifically delegated to the President by the Board or are conferred by law exclusively upon the President, and in the absence or disability of the Chairman of the Board or in the event of the Chairman's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

         IV.9 Vice Presidents. In the absence or disability of the President or in the event of the President's inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board otherwise provides. Vice Presidents shall perform such other duties and have such other authority as the Board may from time to time prescribe.

         IV.10     Secretary and Assistant Secretaries.

              (a) The Secretary shall attend all meetings of the Board and the stockholders and shall record the minutes of such meetings in a book to be kept for that purpose. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

              (b) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by signature. The Board of Directors may give or these Bylaws may provide for general authority to any other officer to affix the seal of the Corporation and to attest the seal by signature.

              (c) The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

              (d) In the absence or disability of the Secretary or in the event of the inability or refusal of the Secretary to act, any Assistant Secretary or other elected officer may perform the duties and exercise the powers of the Secretary until the Board otherwise provides. Assistant Secretaries shall perform such other duties and have such other authority as the Board may from time to time prescribe.

         IV.11     Treasurer and Assistant Treasurers.

              (a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

              (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all such transactions as Treasurer, and of those under the Treasurer's jurisdiction, and of the financial condition of the Corporation.

              (c) The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

              (d) The Treasurer shall have the general duties, powers, responsibilities and authorities of a treasurer of a corporation and shall, unless otherwise provided by the Board, be the chief financial and accounting officer of the Corporation.

              (e) If required by the Board, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer and for the restoration to the Corporation, in the case of such Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the such Treasurer's possession or under his control which belong to the Corporation.

              (f) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer or other elected officer may perform the duties and exercise the powers of the Treasurer until the Board otherwise provides. Assistant Treasurers shall perform such other duties and have such other authority as the Board may from time to time prescribe.

         IV.12 Duties of Officers May Be Delegated. If any officer of the Corporation is absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person.


  ARTICLE V

  MANDATORY INDEMNIFICATION: OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         V.1 Limitation of Liability. No person shall be liable to the Corporation or the stockholders for any loss, damage, liability or expense suffered by the Corporation on account of any action taken or omitted to be taken by such person as a director, employee, agent or officer of the Corporation or of any Other Enterprise (as hereinafter defined) which such person serves or has served as a director, employee, agent or officer at the request of the Corporation, if such person (a) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon advise of counsel for the Corporation, or for such Other Enterprise, or upon statements made or information furnished by directors, officers, employees or agents of the Corporation, or of such Other Enterprise, which such person had no reasonable grounds to disbelieve.

         V.2 Indemnification Generally. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other sections of this Article V, the Corporation shall indemnify and advance expenses to each person who is or was a director, employee, agent or officer of the Corporation, or is or was serving at the request of the Corporation as a director, employee, agent or officer of any Other Enterprise, to the full extent permitted by the laws of the State of Kansas as in effect on the date of the adoption of these Bylaws and as may hereafter be amended.

         V.3 Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, employee, agent or officer of the Corporation, or is or was serving at the request of the Corporation as a director, employee, agent or officer of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, fines, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Section 5.6 of these Bylaws, which approval shall not be unreasonably withheld or delayed), attorneys' fees, ERISA excise taxes or penalties, and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person or persons (including, without limitation, any crossclaim or counterclaim initiated by such person or persons) unless the initiation of such action, suit or proceeding was authorized by the Board. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

         V.4 Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, employee, agent or officer of the Corporation or is or was serving at the Corpora- tion's request as a director, employee, agent or officer of any Other Enterprise against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Section 5.4 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         V.5 Indemnification for Expenses. Notwithstanding the other provisions of this Article V, to the extent a person who is or was serving as a director, employee, agent or officer of the Corporation, or is or was serving at the request of the Corporation as a director, employee, agent or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.3 and 5.4 of these Bylaws (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         V.6 Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Sections 5.2, 5.3 and 5.4 of these Bylaws, unless ordered by a court and except as otherwise provided by Section
5.5 of these Bylaws, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Sections 5.2, 5.3 and 5.4 of these Bylaws. Any determination that a person shall or shall not be indemnified under the provisions of Sections 5.2, 5.3 and 5.4 of these Bylaws shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

         V.7 Advancement of Expenses. Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by (a) the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding for which the advancement is requested, (b) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that, based upon the facts known to the Board, independent legal counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person's conduct was unlawful. In no event shall any advancement of expenses be made in instances where the Board, independent legal counsel or stockholders reasonably determines that such person intentionally breached such person's duty to the Corporation or the stockholders.

         V.8 Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

         V.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V.

         V.10 Vesting of Rights. The rights granted by this Article V shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's acceptance of such person's election or appointment as a director, employee, agent or officer of the Corporation or serving at the request of the Corporation as a director, employee, agent or officer of any Other Enterprise and while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate, or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

         V.11 Definitions.  For purposes of this Article V, references to:

              (a) "the Corporation" shall, if and only if the Board shall determine, include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corpora- tion, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

              (b) "Other Enterprise" shall include, without limitation, any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan;

              (c) "Director or officer of any Other Enterprise" shall include, without limitation, any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated.

              (d) "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan;

              (e) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross claim or counterclaim; and

              (f) "serving at the request of the Corporation" shall include, without limitation, any service as a director, employee, agent or officer of the Corporation which imposes duties on, or involves services by, such director, employee, agent or officer with respect to an employee benefit plan, its participants, or benefi- ciaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V. In all other instances where any person shall serve as a director, employee, agent or officer of an Other Enterprise, if it is not otherwise established that such person is or was serving as such director, employee, agent or officer at the request of the Corporation, the Board shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

         V.12 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provisions to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any director, employee, agent or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director, employee, agent or officer of any Other Enterprise, is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.


  ARTICLE VI

  STOCK

         VI.1 Certificates Representing Shares. Each stockholder shall be entitled to receive a certificate, signed by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by such stockholder and registered in the stockholder's name. Such certificates shall be issued in numerical order. To the extent permitted by law, any or all of the signatures on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been placed thereon, were such officer, transfer agent or registrar of the Corporation at the date of issue.

         VI.2 Transfers of Stock. Transfers of stock shall be made only upon the stock transfer books of the Corporation, and before a new certificate is issued the old certificate shall be surrendered for cancellation, subject to the provisions of Section 6.5 of these Bylaws. Until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

         VI.3 Record Date.

              (a) Stockholders' Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting except that the Board may fix a new record date for the adjourned meeting.

              (b) Stockholders' Action Without a Meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be effective for no more than sixty (60) days after such record date. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by any statute, the Articles or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Kansas, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and which date shall be effective for sixty (60) days after such record date. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by any statute, the Articles or any Bylaw, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action, and such date shall be effective for sixty (60) days after such record date.

              (c) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         VI.4 Regulations. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Kansas, the Articles or these Bylaws.

         VI.5 Lost Certificates. The Board may direct that a new certificate or certificates of stock or uncertificated shares be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates of stock or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond as the Board may direct sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate or certificates or the issuance of such new certificate or certificates or uncertificated shares.


  ARTICLE VII

  CORPORATE FINANCE

         VII.1 Dividends; Redemption. Subject to the Articles and the laws of Kansas, the Board may declare and pay dividends upon the outstanding shares of stock of the Corporation at any meeting, which dividends may be paid in cash, in property or in shares of the Corporation's capital stock, and may cause the Corporation to purchase or redeem any of its outstanding shares of stock. A director or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or both, or any other facts pertinent to the existence and amount of net profits, surplus or other funds from which dividends may properly be declared and paid, or with which the Corporation's stock may properly be purchased or redeemed.

         VII.2 Creation of Reserves. The Board may set apart out of any of the funds of the Corporation available for dividends or otherwise a reserve or reserves for any proper purpose and may abolish any such reserve.

         VII.3 Depositories; Checks. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board shall designate, and all checks or instruments for the payment of money shall be signed by persons designated by resolution adopted by the Board. Notwithstanding the foregoing, the Board by resolution may authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.


  ARTICLE VIII

  GENERAL PROVISIONS

         VIII.1 Fiscal Year. The Board shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board, the fiscal year of the Corporation shall end each year on the date which the Corpora- tion treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board.

         VIII.2 Corporate Seal. The Corporation shall have a corporate seal inscribed within the name of the Corporation and the words "Corporate Seal -- Kansas." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced.

         VIII.3 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument or document for, and in the name of, the Corporation, and such authority may be general or confined to specific instances.

         VIII.4 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles.

         VIII.5 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted in the manner provided in the Articles. Notwithstanding the foregoing, Section 8.4 of the Bylaws may be repealed, amended or altered only by the vote of stockholders holding at least 75% of the issued and outstanding shares of stock of the Corporation.


  CERTIFICATE

         The undersigned Secretary of First American Capital Corporation, a Kansas corporation, hereby certifies that the foregoing Bylaws are the original Bylaws of the Corporation adopted by the initial directors named in the Articles of Incorporation of the Corporation.


  Dated:  ___________________, 1996.

         By:  _____________________________________

         Name: ___________________________________

         Title:  Secretary